Exhibit 3

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(l) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01 per share, of Capital One Financial Corporation and that this agreement be included as an Exhibit to such joint filing. In addition, each party to this Joint Filing Agreement expressly authorizes each other party to this Joint Filing Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[signatures on following page]

IN WITNESS WHEREOF, each of the undersigned has executed this Joint Filing Agreement as of this 27th day of February, 2012.

ING GROEP N.V.

By:	/s/ Just Emke-Petrelluzzi Bojanic
	Name:	Just Emke-Petrelluzzi Bojanic
	Title:	Senior Compliance Officer

By:	/s/ Heather Loewenthal
	Name:	Heather Loewenthal
	Title:	Chief Compliance Officer

ING BANK N.V.

By:	/s/ Just Emke-Petrelluzzi Bojanic
	Name:	Just Emke-Petrelluzzi Bojanic
	Title:	Authorized Signatory

By:	/s/ Heather Loewenthal
	Name:	Heather Loewenthal
	Title:	Authorized Signatory